Exhibit 99.13

EXECUTION VERSION

DEPOSIT ACCOUNT CONTROL AGREEMENT

DEPOSIT ACCOUNT CONTROL AGREEMENT dated as of January 31, 2013, amongGlobal Geophysical Services, Inc. (the “Lien Grantor”), TPG Specialty Lending, Inc., as collateral agent for the Secured Lenders (as hereinafter defined) (the “Secured Party”), and Citibank, N.A. (the “Depositary Bank”).  All references herein to the “UCC” refer to the Uniform Commercial Code as in effect from time to time in the State of New York.  Terms defined in the UCC have the same meanings when used herein.

W I T N E S S E T H:

WHEREAS, the Lien Grantor is the Depositary Bank’s customer with respect to the Accounts (as defined below);

WHEREAS, the Lien Grantor has granted to the Secured Party, on behalf of itself and the Secured Lenders (as defined below), a security interest in the Accounts pursuant to a separate agreement entered into between the Lien Grantor, certain lenders (the “Secured Lenders”) and the Secured Party.  The Bank is being requested to enter into this Agreement and is willing to do so.

NOW, THEREFORE, the parties hereto agree as follows:

Section 1. Establishment of Accounts.  The Depositary Bank confirms that:

(i)	the Depositary Bank has established the account(s) set forth on Schedule I in the name of the Lien Grantor (such account(s) and any successor account(s), the “Accounts”); and

(ii)	each Account is a “deposit account” as defined in Section 9-102(a)(29) of the UCC.

                Section 2. Instructions.  The Depositary Bank agrees to comply with any instructions originated by the Secured Party pursuant to Section 8 hereof directing disposition of funds in the Accounts without further consent by the Lien Grantor or any other person.

Section 3. Subordination of Lien; Subordination of Set-off.

(i)
Except for amounts referred to in Section 3(ii) and amounts arising in connection with the indemnification obligations described in Section 13, (a) the Depositary Bank subordinates any security interest, lien or right to make deductions or set-offs that it may now have or hereafter acquire in or with respect to the Accounts to the lien of the Secured Party in the Accounts (the “Transaction Lien”), and (b) any amounts credited to the Accounts will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any person other than the Secured Party.

(ii)	Notwithstanding Section 3(i), the Depositary Bank may charge or setoff the Accounts for:

(A)	all amounts due to it in respect of its customary fees and expenses for the routine maintenance and operation of the Accounts;

(B)	any adjustments or corrections of any posting or encoding errors; and

(C)
the face amount of any checks, electronic credits, or other items that have been credited to the Accounts but at any time are subsequently returned, reversed, unpaid or otherwise uncollected, for any reason whatsoever.

Section 4. Choice of Law and Waiver of Jury Trial.

(i)
This Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to conflicts of law provisions.  The State of New York shall be deemed to be the Depositary Bank’s jurisdiction for purposes of the UCC (including, without limitation, Section 9-304 thereof).

(ii)	Each party waives all rights to trial by jury in any action, claim or proceeding (including any counterclaim) of any type arising out of or directly or indirectly relating to this Agreement.

                Section 5. Conflict with Other Agreements.  In the event of any conflict between this Agreement (or any portion hereof) and any other agreement between the Depositary Bank and the Lien Grantor with respect to the Accounts, whether now existing or hereafter entered into, the terms of this Agreement shall prevail.

                Section 6. Amendments.  No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all the parties hereto.

                Section 7. Notice of Adverse Claims.  Except for the claims and interests of the Secured Party and the Lien Grantor, the Depositary Bank does not know of any claim to, or interest in, the Accounts.  If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, attachment, execution or similar process) against any one or more of the Accounts, the Depositary Bank will promptly notify the Secured Party and the Lien Grantor thereof.

                Section 8. Lien Grantor Instructions; Notice of Exclusive Control.  So long as the Depositary Bank has not received a Notice of Exclusive Control (as defined below), the Depositary Bank may comply with instructions of the Lien Grantor or any duly authorized agent of the Lien Grantor in respect of the Accounts.  After the Depositary Bank receives a written notice from the Secured Party that it is exercising exclusive control over the Accounts in the form of Exhibit A (a “Notice of Exclusive Control”), the Depositary Bank will comply with instructions of the Secured Party and will cease complying with instructions of the Lien Grantor or any of its agents.

                Section 9. Representations, Warranties and Covenants of the Depositary Bank.  The Depositary Bank makes the following representations, warranties and covenants:

(i)
The Accounts have been established as set forth in Section 1 above and will be maintained in the manner set forth herein until this Agreement is terminated.  The Depositary Bank will not change the name or account number of any of the Accounts without prior written notice to the Secured Party.

(ii)	This Agreement is a valid and binding agreement of the Depositary Bank.

(iii)
The Depositary Bank has not entered into, and until the termination of this Agreement will not enter into, any agreement with any person (other than the Secured Party) relating to the Accounts pursuant to which it has agreed, or will agree, to comply with any instructions of such person.  The Depositary Bank has not entered into any other agreement with the Lien Grantor or the Secured Party purporting to limit or condition the obligation of the Depositary Bank to comply with any instruction as agreed in Section 2 hereof.

Section 10. Successors and Transferees.

(i)
This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.  Except as provided in Section 10(ii) below, a voluntary transfer of a party’s rights or duties under this Agreement without the written consent of the other parties will be void.

(ii)
The Depositary Bank may transfer or assign its rights and duties under this Agreement to an affiliate, subsidiary or successor in interest, by contract or operation of law, without consent of the Lien Grantor or Secured Party, and will promptly provide notice to the parties.

                Section 11. Notices.  Each notice, request or other communication given to any party hereunder shall be in writing (which term includes facsimile or other electronic transmission) and shall be effective (i) when delivered to such party at its address specified below, (ii) when sent to such party by facsimile or other electronic transmission, addressed to it at its facsimile number or electronic address specified below, and such party sends back an electronic confirmation of receipt or (iii) ten days after being sent to such party by certified or registered United States mail, addressed to it at its address specified below, with first class or airmail postage prepaid:

Lien Grantor:                         Global Geophysical Services, Inc.
13927 South Gessner Road
Missouri City, TX  77489
Attention:  James Brasher
Fax:  713-808-7810

Secured Party:                      TPG Specialty Lending, Inc.
888 7th Avenue, 4th Floor
New York, NY 10019
Attention: Philip T. Warren
Telephone:  212-601-4711
Fax:  212-430-4611

Depositary Bank:                  Citibank, N.A.
Scott Gildea, Senior Vice President
2800 Post Oak Blvd., 4th Floor
Houston, TX 77056
Telephone:  713-752-5066
Scott.j.gildea@citi.com

with a copy to:

John Shearer
Director
Citibank Implementation Services
Citibank, N.A.
4500 New Linden Hill Road
3rd. Floor
Wilmington, DE 19808
john.f.shearer@citi.com

Any party may change its address, facsimile number and/or e-mail address for purposes of this Section by giving notice of such change to the other parties in the manner specified above.

                Section 12. Termination.  The rights and powers granted herein to the Secured Party have been granted in order to perfect the Transaction Lien, are powers coupled with an interest and will not be affected by any bankruptcy of the Lien Grantor or any lapse of time.  This Agreement may be terminated (i) by the Secured Party at any time by notice to the other parties or (ii) by the Depositary Bank upon 30 days’

notice to the other  parties. Upon the effective date of termination by the Depositary Bank, the obligations of the Depositary Bank hereunder with respect to the operation and maintenance of the Accounts after the receipt of such notice shall terminate, and the Secured Party shall have no further right to originate instructions concerning the Accounts and any previous Notice of Exclusive Control delivered by the Secured Party shall be deemed to be of no further force and effect.  Notwithstanding any other provision of this Agreement, the obligations of the Lien Grantor and the Secured Party pursuant to Section 13 hereof shall survive the termination of this Agreement by any party.

                Section 13. Indemnity; Depositary Bank’s Responsibility.  The Lien Grantor agrees to indemnify, defend and hold harmless the Depositary Bank against any documented loss, liability or expense (including reasonable fees and disbursements of counsel) incurred in connection with this Agreement, including any action taken by the Depositary Bank pursuant to the instructions of the Secured Party, except to the extent due to the gross negligence or willful misconduct of the Depositary Bank or breach of any of the provisions hereof.  The Secured Party agrees to indemnify, defend and hold harmless the Depositary Bank against any documented loss, liability or expense (including reasonable fees and disbursements of counsel) incurred in connection with any action taken by the Depositary Bank pursuant to the instructions of the Secured Party, except to the extent due to the gross negligence or willful misconduct of the Depositary Bank or breach of any of the provisions hereof.  The Lien Grantor confirms and agrees that the Depositary Bank shall not have any liability to the Lien Grantor for wrongful dishonor of any items as a result of any instructions of the Secured Party.  In no event shall the Depositary Bank have liability for any indirect, consequential, special, punitive, or other such losses, even if the Depositary Bank has been notified of the likelihood of such damages.  The Secured Party agrees to reimburse the Depositary Bank, within fifteen (15) days of written demand therefor, for any amount listed in Section 3(ii) which remains unpaid by Lien Grantor for a period of fifteen (15) days from date of demand made by Depositary Bank or in the event that the Depositary Bank is enjoined, stayed or prohibited from making demand; provided, that the aggregate amount payable by the Secured Party to the Depositary Bank hereunder shall not exceed the aggregate amount received by the Secured Party from the Accounts under this Agreement.  The Depositary Bank shall have no duty to inquire or determine whether the obligations of the Lien Grantor to the Secured Party are in default or whether the Secured Party is entitled to give any such instructions.  The Depositary Bank is fully entitled to rely upon such instructions from the Secured Party without further inquiry into identity, authority, or right of the person issuing such instructions.

{signatures appear on following pages}

EXECUTION VERSION

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the date first set forth above.

GLOBAL GEOPHYSICAL SERVICES, INC.

By:  _______/s/ SEAN M. GORE_____________________
        Name: Sean M. Gore
        Title: SVP & Chief Financial Officer

TPG SPECIALTY LENDING, INC.

By:  ______/s/ MICHAEL FISHMAN_______________
         Name: Michael Fishman
        Title: CEO

CITIBANK, N.A.

By:  ______/s/ JOHN SHEARER____________________
        Name: John Shearer
        Title: Vice President

Exhibit A

[Letterhead of Secured Party]

Deposit Account Control Agreement

Notice of Exclusive Control

[Date]
Citibank, N.A.
Scott Gildea, Senior Vice President
2800 Post Oak Blvd., 4th Floor
Houston, TX 77056

Re:  Notice of Exclusive Control

Ladies and Gentlemen:

As referenced in the Deposit Account Control Agreement dated as of January 31, 2014, among Global Geophysical Services, Inc., us and you (a copy of which is attached as Exhibit A), we notify you that we will hereafter exercise exclusive control over deposit account numbers __________ (the “Accounts”).  You are instructed not to accept any directions or instructions with respect to the Accounts from any person other than the undersigned unless otherwise ordered by a court of competent jurisdiction.

A copy of this notice is simultaneously provided to Global Geophysical Services, Inc.

[As an included disposition instruction, we direct you to send the funds in the Deposit Accounts to us by the method and at the address indicated below.  We recognize that, as a condition to your complying with this disposition instruction and to the extent that we have not already done so, we must provide you with other information as reasonably required by you to complete the disposition instruction.]

Very truly yours,

TPG SPECIALTY LENDING, INC.

By:       _________________________________
Name:
Title:

cc: Global Geophysical Services, Inc.
      John Shearer, Citibank Implementation Services

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EXHIBIT A

Deposit Account Control Agreement, dated as of January 31, 2014

{see attached}

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Schedule I
Effective as of January 31, 2014

ACCOUNTS

Account Number	Entity

30659287	Global Geophysical Services, Inc.
30665361	Global Geophysical Services, Inc.
38766415	Global Geophysical Services, Inc.
9771199649	Global Geophysical Services, Inc.

GLOBAL GEOPHYSICAL SERVICES, INC.	TPG SPECIALTY LENDING, INC.

By: __________________________ Name; ________________________ Title: _________________________	By: ____________________________ Name: __________________________ Title: ___________________________

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